EXHIBIT 5.1



[Letterhead of William F. Rosenblum, Jr.]


April 21, 1997


The Board of Directors
Republic New York Corporation
452 Fifth Avenue
New York, New York 10018

Re:  Republic New York Corporation
     Registration Statement on Form S-4
     File No. 333-20409

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") of Republic New York Corporation, a Maryland Corporation (the "Company") and Republic New York Capital I, a Delaware statutory business trust (the "Trust"), relating to
(i) the issuance by the Trust of $150,000,000 aggregate Liquidation Amount of the Trust's 7-3/4% Capital Trust Pass-through Securities sm
("TruPS" sm) (the "Exchange Capital Securities") registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in exchange for up to $150,000,000 aggregate Liquidation Amount of the Trust's outstanding 7-3/4% Capital Trust Pass-through Securities sm
("TruPS" sm)(the "Old Capital Securities");(ii) the issuance by the Company to the Trust of $154,640,000 aggregate principal amount of the Company's 7-3/4% Junior Subordinated Debt Securities (the "Exchange Junior Subordinated Debt Securities") registered pursuant to the Securities Act, in exchange for up to $154,640,000 aggregate principal amount of the Company's outstanding 7-3/4% Junior Subordinated Debt Securities (the "Old Junior Subordinated Debt Securities"); and (iii) the Company's guarantee (the "Exchange Guarantee"), which guarantees the payment of Distributions and payments on liquidation or redemption of the Exchange Capital Securities, registered pursuant to the Securities Act, in exchange for the guarantee (the "Old Guarantee") which guarantees the payment of Distributions and payments on liquidation or redemption of the Old Capital Securities. The Exchange Capital Securities are to be issued pursuant to an Amended and Restated Declaration of Trust dated as of November 27, 1996 (the "Declaration") between the Company, as Depositor, Bankers Trust (Delaware), as Delaware Trustee, Bankers Trust Company as Property Trustee, and the Administrative Trustees named therein; the Exchange Junior Subordinated Debt Securities are to be issued pursuant to an Indenture dated as of November 27, 1996 (the "Indenture") between the Company and Bankers Trust Company, as Trustee; and the New Guarantee is to be issued pursuant to the Guarantee Agreement dated as of November 27, 1996 (the "Guarantee Agreement") between the Company and Bankers Trust Company, as Guarantee Trustee. The Exchange Capital Securities, the Exchange Junior Subordinated Debt Securities and the Exchange Guarantee are collectively referred to herein as the "Exchange Securities".

Board of Directors
Republic New York Corporation
April 21, 1997
Page 2

I am Senior Vice President and Deputy General Counsel of the Company as well as Senior Vice President and Senior Deputy General Counsel of the Company's principal subsidiary, Republic National Bank of New York (the "Bank").

In my capacity as Deputy General Counsel, I have been involved in the preparation of the Registration Statement relating to the offering of the Exchange Securities, the Declaration, the Indenture, the Guarantee Agreement and all other matters relating to the foregoing documents and the transactions contemplated thereby. For the purposes of this opinion, I have examined the charter and By-Laws of the Company and the Bank, the Indenture, the Declaration and the Guarantee Agreement. In addition, I have examined all such corporate records and other documents relating to each of the foregoing entities and such certificates of public officials, officers of the Company and other persons and have satisfied myself as to such other matters as I have deemed necessary and relevant in order to render this opinion. In addition, I have had oral conferences with such officers of the Company and the Bank as I have deemed necessary and relevant with respect to material factual matters which have not been independently established by me.

Based upon the foregoing and having regard for such legal considerations as I deem relevant, I am of the opinion that:

         1. The Company is a duly organized and validly existing Company in good standing pursuant to the laws of the State of Maryland and is duly registered as a bank holding company in accordance with the Bank Holding Company Act of 1956, as amended, and has the corporate power and authority to own its properties and conduct its business as described in the Registration Statement; the Bank is a duly organized and validly existing national banking association pursuant to the laws of the United States of America, continues to hold a valid certificate to do business as such and has full power and authority to conduct its business as such; and each of the Company and the Bank, except as set forth in the Registration Statement, is in all material respects in compliance with all laws, rules, regulations, directives and published interpretations issued or administered by, all conditions imposed in writing by and all agreements entered into with, any bank regulatory agency, authority or body having jurisdiction over the Company and the Bank or any of their respective assets, operations or businesses; each of the Company and the Bank holds all material licenses, certificates and permits from governmental authorities necessary for the conduct of its business as described in the Registration Statement; and, other than the Bank, there is no significant subsidiary of the Company, as that term is defined in Rule 1-02(v) of Regulation S-X, and there are no other subsidiaries of the Company which individually, or in the aggregate, own or lease property or conduct business which is material to the properties or business of the Company and its subsidiaries taken as a whole;

       2. The Bank is duly authorized, and the Company is duly qualified as a foreign corporation, to do business and is in good standing in all jurisdictions in which such authorization or qualification is required and in which the failure to be so authorized or to qualify, as the case may be, could, in the aggregate, have any material adverse effect upon the business, condition or properties of each of the Company or the Bank and their respective subsidiaries taken as a whole;

       3. All of the outstanding capital stock of the Bank is duly authorized, validly issued, fully paid and (except as provided in 12 U.S.C.
Section 55, as amended) nonassessable and owned by the Company free and clear of all liens, encumbrances and security interests;

Board of Directors
Republic New York Corporation
April 21, 1997
Page 3

       4. The Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws relating to or affecting the enforcement of creditor's rights generally from time to time in effect or by general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law; the Exchange Junior Subordinated Debt Securities have been duly and validly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered against surrender and cancellation of a like amount of Old Junior Subordinated Debt Securities in the manner described in the Registration Statement, the Exchange Junior Subordinated Debt Securities will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws relating to or affecting the enforcement of creditor's rights generally from time to time in effect of by general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law;

       5. The Exchange Guarantee has been duly authorized by all requisite corporate action and, when executed as specified in the Guarantee Agreement and delivered against surrender and cancellation of the Old Guarantee in the manner described in the Registration Statement, the Exchange Guarantee will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws relating to or affecting the enforcement of creditor's rights generally from time to time in effect of by general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law;

I am an attorney admitted to practice in the State of New York and the opinions stated herein are limited to the laws of the United States and the State of New York. I have not made any independent investigation of the laws of the State of Maryland. Therefore, insofar as my opinion pertains to matters of Maryland law, I have relied upon the opinion of Piper & Marbury dated April 21, 1997, a copy of which has been furnished to you the date hereof. The opinion of Piper & Marbury is satisfactory in form and substance to me, and such firm is counsel of good standing whom I believe to be reliable.

I hereby consent to your filing of this opinion as an exhibit to the Registration Statement, and to the reference to me under the caption "Validity of the New Securities" contained in the Prospectus included therein.

Very truly yours,

WILLIAM F. ROSENBLUM, JR.

William F. Rosenblum, Jr.